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                                                                EXHIBIT 10.20(e)

                                FOURTH AMENDMENT
                                     TO THE
                           REVOLVING CREDIT AGREEMENT
                                 BY AND BETWEEN
       TELEPHONE AND DATA SYSTEMS, INC. AND AERIAL OPERATING COMPANY, INC.

This Fourth Amendment (the "FOURTH AMENDMENT") to the Revolving Credit Agreement dated as of August 31, 1998, as amended by the First Amendment thereto dated as of November 3, 1998, by the Second Amendment thereto dated as of February 15, 1999 and by the Third Amendment thereto dated as of July 22, 1999 (the "REVOLVING CREDIT AGREEMENT") by and between Telephone and Data Systems, Inc. ("TDS"), a Delaware corporation, and Aerial Operating Company, Inc. (the "COMPANY"), a Delaware corporation, is dated and effective as of this 1st day of November, 1999. Undefined, capitalized terms shall have the meanings assigned to such terms in the Revolving Credit Agreement.

                  WHEREAS, TDS and the Company are parties to the Revolving Credit Agreement and have agreed to enter into this Fourth Amendment on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises set forth above, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, TDS and the Company agree to amend the Revolving Credit Agreement as follows:

1. AMENDMENTS TO THE REVOLVING CREDIT AGREEMENT. Effective as of the date first above written and subject to the execution of this Fourth Amendment by the parties hereto, the Revolving Credit Agreement shall be and hereby is amended as follows:

         1.1 The second sentence of SECTION 2 shall be amended in its entirety to read as follows:

                           "Notwithstanding the foregoing:

                               (a) the Company shall prepay the outstanding
                           principal balance of the loans governed hereby, from time to time, to the extent of and concurrently with the Company's or Aerial's receipt of any proceeds of debt or equity securities issued by any such entity to, or loans or advances made to or for the benefit of any such entity by, any person or entity other than TDS, Sonera Corporation (formerly known as Sonera Ltd.) or any affiliate of TDS or Sonera Corporation, which prepayments shall be made by the Company in amounts equal to (i) the gross proceeds of such securities, loans or advances net of all reasonable expenses and fees paid by the Company or Aerial in connection with the closing of such transaction multiplied by (ii) a fraction, the numerator of which is the aggregate amount of outstanding principal of and interest on the loans


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                           hereunder and the denominator of which is the sum of
                           such aggregate amount and the aggregate amount of principal of and interest on the loan outstanding under the New Credit Agreement (as defined in Section 10(b) hereof), and

                               (b) the Company shall pay the aggregate
                           outstanding principal balance of the loan governed hereby in full concurrently with any of the following events:

                                    (i) any merger, sale or spin-off as a result of which the Company is no longer part of the TDS consolidated group for financial accounting purposes,

                                    (ii) any sale, transfer or other disposition of all or substantially all of the assets of the Company, or

                                    (iii) any other event as a result of which TDS shall cease to own, directly or indirectly, issued and outstanding securities of the Company or Aerial (A) having voting power to elect a majority of the directors of either such company, or (B) having majority voting power in all matters other than the election of directors."

         1.2 SECTION 3 shall be amended to delete the words "of which payable" immediately before the period in the last sentence thereof and to substitute the words "for which such interest is payable" therefor.

         1.3 SECTION 4 shall be amended to delete the first sentence thereof in its entirety and to substitute the following language therefor:

                  "The Company may from time to time and without premium prepay any borrowing in whole or in part, in an amount equal to (i) the total amount of the funds to be applied to prepay the loans under this agreement and under the New Credit Agreement at such time, multiplied by (ii) a fraction, the numerator of which is the aggregate amount of outstanding principal of and interest on the loans hereunder and the denominator of which is the sum of such aggregate amount and the aggregate amount of principal of and interest on the loan outstanding under the New Credit Agreement."

         1.4 SECTION 7(b)(2) shall be amended to delete the words "or (ii)" and to substitute the words "(ii) borrowings under the New Credit Agreement or (iii)" therefor.

         1.5 SECTION 9(f) shall be amended to delete the words "any indebtedness" in the second line thereof and to substitute the words "the New Credit Agreement or any other indebtedness" therefor, and to delete the phrase "10% of the Company's consolidated equity as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries" and to substitute "$2,000,000" therefor.


                                       2
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         1.6      SECTION 9(g) shall be amended to delete the words "any
                  indebtedness" in the second line thereof and to substitute the words "amounts owing under the New Credit Agreement or any other indebtedness" therefor, and to delete the phrase "10% of the Company's consolidated equity as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries" and to substitute "$2,000,000" therefor.

         1.7 The definition of "Prime Lending Rate" in SECTION 10(b) is amended in its entirety to read as follows:

                  "'PRIME LENDING RATE' shall mean the rate of interest announced by LaSalle Bank N.A. ("LaSalle") from time to time as its prime rate, or if no such rate of interest is announced by LaSalle, the rate of interest announced by BankBoston, N.A. from time to time as its `base rate.'"

         1.8 SECTION 10(b) shall be amended to add the following definition in the appropriate alphabetical location:

                  "`NEW CREDIT AGREEMENT' shall mean that certain Credit Agreement dated as of November 1, 1999 between Aerial and the Company, as amended, restated, supplemented or otherwise modified from time to time."

         1.9 SCHEDULE I to the Revolving Credit Agreement shall be replaced by the new Schedule I to the Revolving Credit Agreement attached to this Fourth Amendment.

2. CONDITIONS PRECEDENT. This Fourth Amendment shall become effective as of the date above written, if, and only if, TDS has received duly executed originals of this Fourth Amendment from the Company, Aerial and TDS.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

         3.1 This Fourth Amendment and the Revolving Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

         3.2 Upon the effectiveness of this Fourth Amendment, the Company hereby reaffirms all representations and warranties made in the Revolving Credit Agreement, and to the extent the same are not amended hereby, agrees that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Fourth Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.


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4. REFERENCE TO AND EFFECT ON THE REVOLVING CREDIT AGREEMENT.

         4.1 Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Revolving Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Revolving Credit Agreement as amended hereby, and each reference to the Revolving Credit Agreement in any other document, instrument or agreement shall mean and be a reference to the Revolving Credit Agreement as modified hereby.

         4.2 The Revolving Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         4.3 Except as expressly provided herein, the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of TDS, nor constitute a waiver of any provision of the Revolving Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the other remaining terms of the Revolving Credit Agreement and the internal laws (as opposed to conflict of law provisions) of the State of Illinois.

6. PARAGRAPH HEADINGS. The paragraph headings contained in this Fourth Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

7. COUNTERPARTS. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto, by their duly
authorized representatives, have executed this Fourth Amendment to the Revolving Credit Agreement, effective as of the date first written above.




TELEPHONE AND DATA SYSTEMS, INC.              AERIAL OPERATING COMPANY, INC.


By:      /s/ SANDRA L. HELTON                 By:      /s/ DONALD W. WARKENTIN
         ----------------------------------            -----------------------
Name:    Sandra L. Helton                     Name:    Donald W. Warkentin
Title:   Executive Vice President - Finance   Title:   President

The Guarantor, without in any way establishing a course of dealing, as evidenced by its signature below, hereby (i) consents to the execution and delivery of this Fourth Amendment by the parties hereto, (ii) agrees that this Fourth Amendment shall not limit or diminish the obligations of the Guarantor under the Guarantor's unconditional and irrevocable guarantee of the Company's obligations of the Notes and the Revolving Credit Agreement, (iii) reaffirms its obligations under such guarantee, and (iv) agrees that its guarantee of such obligations remains in full force and effect and is hereby ratified and confirmed.

AERIAL COMMUNICATIONS, INC.


By:      /s/ DONALD W. WARKENTIN
         -----------------------
Name:    Donald W. Warkentin
Title:   President


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                                   SCHEDULE I
                                       TO
                           REVOLVING CREDIT AGREEMENT
                           (revised November 1, 1999)


PERIOD                                              APPLICABLE MAXIMUM AMOUNT
------                                              -------------------------
November 30, 1998 through December 30, 1998         $585,000,000
December 31, 1998 through January 30, 1999          $615,000,000
January 31, 1999 through February 14, 1999          $625,000,000
February 15, 1999 through July 21, 1999             $650,000,000
July 22, 1999 through October 31, 1999              $775,000,000
November 1, 1999 through April 2, 2000              $355,000,000